LAW OFFICES OF MARC TOW
                          3900 BIRCH STREET, SUITE 113
                             NEWPORT BEACH, CA 92660
                                 (949) 975-0544




May 25, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Genius Products, Inc. - Form S-8

Dear Sir/Madame:

         I have acted as counsel to Genius Products, Inc., a Nevada corporation ("Company"), in connection with this Registration Statement on Form S-8 relating to the registration of five million (5,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's 2000 Non-Qualified Stock Option Plan. Consent to all references to this firm included in this Registration Statement, including the opinion of legality, is hereby given.

                                                   Sincerely,


                                                   /S/ JAMES DEOLDEN
                                                   -----------------
                                                   James DeOlden, Esq.